Exhibit 10.1

Execution Version

PURCHASE AGREEMENT

This Purchase Agreement (this “Agreement”) is made as of October 15, 2020 (“Signing Date”), by and between CW Merchandize Liquidators, LLC, a Florida limited liability company (“Seller”) and Bridgeway National Corp., a Delaware corporation (“Buyer”). Each of Seller and Buyer are referred to individually as a “Party” and collectively as the “Parties.”

W I T N E S E T H

WHEREAS, prior to the consummation of the transactions contemplated hereunder, Seller owns 4,445,000 issued and outstanding shares of common stock, par value $0.01 per share (the “Shares”) of Merchandize Liquidators, Inc. (the “Company”); and

WHEREAS, Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, all of the Shares in accordance with the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual benefits to be derived from this Agreement and the representations, warranties, conditions and premises hereinafter contained, the receipt and sufficiency of which are hereby acknowledged by Seller and Buyer, each of Seller and Buyer hereby agrees as follows:

1. Sale and Purchase of the Shares. Upon the terms and subject to the conditions of this Agreement, effective as of the Closing, Buyer shall purchase, acquire and assume from Seller, and Seller shall sell, convey, transfer, assign and deliver to Buyer, all of Seller’s right, title and interest in and to the Shares, free and clear of any mortgage, lien, pledge, charge, security interest or encumbrance of any kind whatsoever (“Lien”), other than any Liens imposed or arising on the Shares by applicable securities laws, the Governing Instruments of the Company, this Agreement or created by Buyer. For purposes of this Agreement, “Governing Instruments” shall mean, individually or collectively: (i) the certificate of incorporation of the Company, (ii) the by-laws of the Company and (iii) the Investor’s Rights Agreement of the Company, dated as of September 6, 2018 (the “Investor Agreement”).

2. Purchase Price. The purchase price for the Shares shall be Six Million Nine Hundred Ninety-Nine Thousand Three Hundred and Eighty-One Dollars ($6,999,381.00) (the “Purchase Price”). On the Closing Date, Buyer shall pay to Seller, the Purchase Price by wire transfer in immediately available funds to the account identified by Seller to Buyer in writing prior to the Closing.

3. Closing.

(a) Closing. Subject to the terms and conditions of this Agreement, the closing (the “Closing”) of the purchase and sale of the Shares contemplated hereunder shall take place remotely by electronic transmissions on the date hereof at 10:00 a.m., or at such other date, time or place as the Parties may agree in writing (the date and time at which the Closing is actually held being the “Closing Date”). Each of the Parties shall use commercially reasonable efforts to cause the Closing conditions set forth in Article 9 and Article 10 to be satisfied or waived (except for conditions that, by their terms, cannot be satisfied until the Closing, but subject to the satisfaction or waiver of those conditions at the Closing), if possible, prior to October 30, 2020. Neither Seller nor Buyer may rely, either as a basis for not consummating the transactions contemplated by this Agreement or abandoning the transactions contemplated by this Agreement on the failure of any of the Closing conditions set forth in Article 9 and Article 10 to be satisfied if such failure has been primarily caused by, or is primarily the result of such Party’s failure to comply with its obligations under this Agreement. For the avoidance of doubt, title to, ownership of, control over and risk of loss of the Shares shall transfer to Buyer as of the Closing, unless expressly provided otherwise herein.

(b) Seller Closing Deliverables. At the Closing, Seller shall deliver to Buyer:

(i) a duly executed signature page of Seller to the letter agreement in the form attached hereto as Exhibit A, dated on or prior to the Closing Date (the “Waiver and Consent Agreement”); provided, however, that notwithstanding anything to the contrary in this Agreement, Buyer agrees and acknowledges that Seller does not control the Company or Edgar Martinez and in the event either the Company or Edgar Martinez is unwilling to execute and deliver the Waiver and Consent Agreement, Seller shall have no liability or Losses to the Buyer or any of its affiliates in the event of Seller’s failure to obtain the Waiver and Consent Agreement and Seller shall have the right to terminate the Agreement as contemplated in Article 8 (including, if applicable, pursuant to Section 8(a)(v));

(ii) all original certificate(s) (together with stock powers duly executed in blank), if any, that represent the Shares;

(iii) evidence of resignation of each member of the board of directors of the Company appointed on behalf of Seller; and

(iv) assuming receipt of a mutually reciprocal release in substantially the same form as the Seller Release (as defined below) from the Company and Edgar Martinez in favor of the Seller Prior Board Members (as defined below), dated effective as of the Closing Date (the “Reciprocal Release”), a general release substantially in the form attached hereto as Exhibit B from Seller, dated effective as of the Closing Date, of all claims against the Company and its officers, managers, directors, employees and affiliates (the “Seller Release”); provided, however, that notwithstanding anything to the contrary in this Agreement, Buyer agrees and acknowledges that Seller does not control the Company or Edgar Martinez and in the event either the Company or Edgar Martinez is unwilling to execute and deliver the Reciprocal Release, Seller shall have no liability or Losses to the Buyer or any of its affiliates in the event of Seller’s failure to obtain the Reciprocal Release and Seller shall have the right to terminate the Agreement as contemplated in Article 8 (including, if applicable, pursuant to Section 8(a)(v)); and

(v) such other documents or instruments as may be reasonably requested by Buyer to vest in Buyer all right, title and interest in, to and under the Shares.

(c) Buyer Closing Deliverables. At the Closing, Buyer shall deliver:

(i) the Purchase Price in accordance with Article 2; and

(ii) such other documents or instruments as may be reasonably requested by Seller to vest in Buyer all right, title and interest in, to and under the Shares.

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4. Seller Representations and Warranties. Seller represents and warrants to Buyer, as of each of the Signing Date and the Closing Date, that:

(a) Organization. Seller is a limited liability company duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization. Seller has the limited liability company power to own its properties and to conduct its business as now being conducted. Seller is duly qualified to do business and is in good standing in each jurisdiction where Seller’s properties are owned or Seller’s business is conducted.

(b) Authority. Seller has full and all requisite limited liability company power and authority to execute and deliver this Agreement and to perform its obligations hereunder. Without limiting the generality of the foregoing, Seller has duly authorized the execution, delivery, and performance of this Agreement by Seller. Assuming due authorization, execution and delivery by the Buyer, this Agreement shall constitute the valid and legally binding obligation of Seller, enforceable in accordance with its terms and conditions, except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and by general equitable principles.

(c) Ownership of the Shares. Seller is the record and beneficial owner of the Shares. The Shares represents all of Seller’s interest in the Company. Seller has good and valid title to the Shares free and clear of Liens, other than any Liens imposed or arising on the Shares by applicable securities laws, the Governing Instruments of the Company, this Agreement or created by Buyer. Except as set forth in the Governing Instruments of the Company, there are no options, warrants, rights, calls, commitments, conversion rights, rights of exchange or other agreements of any character, contingent or otherwise, to which Seller is a party providing for the purchase or sale of any of the Shares by any individual, corporation, partnership (including a general partnership, limited partnership or limited liability partnership), limited liability company, association, trust or other entity or organization, including a government, domestic or foreign, or political subdivision thereof, or an agency or instrumentality thereof (“Person”), nor any arrangements to which Seller is a party that require or permit any of the Shares to be voted by or at the discretion of anyone other than Seller.

(d) No Consents, Approvals, Violations or Breaches. Assuming due authorization, execution and delivery of the Waiver and Consent Agreement and Reciprocal Release by each of the Company and Edgar Martinez, neither the execution and delivery of this Agreement by Seller, nor the consummation by Seller of the transactions contemplated hereby, will (i) require any consent, approval, authorization or permit of, or filing, registration or qualification with or prior notification to, any governmental or regulatory authority under any law of the United States, any state or any political subdivision thereof applicable to Seller, (ii) violate any statute, law, ordinance, rule or regulation of the United States, any state or any political subdivision thereof, or any decree, injunction, judgment, order, award, ruling, assessment or writ by any government or agency, district, bureau, board, commission, court, department, official, political subdivision, tribunal, taxing authority or other instrumentality of any government, whether federal, state or local, domestic or foreign, administrative agency, arbitrator or arbitration panel (“Order”) applicable to Seller, any of its properties or assets, the violation of which would have a material adverse effect upon Seller or any provision of any of the organizational documents of Seller, or (iii) violate, conflict with, or result in a breach of any provisions of, or constitute a default (or any event which, with or without due notice or lapse of time or both would constitute a default) under, or result in the termination of, or accelerate the performance required by, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Seller is a party or by which Seller or any of its properties or assets may be bound which would have a material adverse effect upon Seller.

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(e) Consents. Assuming due authorization, execution and delivery of the Waiver and Consent Agreement and Reciprocal Release by each of the Company and Edgar Martinez and consummation of the obligations set forth in that certain side letter agreement, dated the date hereof, by and among Seller, Buyer and Edgar Martinez, there are no contracts binding upon Seller, or by which any of the Shares are bound, requiring a consent, approval, authorization, order or other action of or filing with any Person as a result of the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

(f) Legal Proceedings. There are no judicial, administrative or arbitral actions, suits, proceedings (public or private) or governmental proceedings pending or, to the knowledge of Seller, threatened against Seller or any of its assets or properties which could reasonably be expected to result in the issuance of an Order restraining, enjoining or otherwise prohibiting or making illegal the performance of any of Seller’s obligations contemplated by this Agreement.

(g) Broker. No Person has acted, directly or indirectly, as a broker, finder or financial advisor for Seller in connection with the transactions contemplated in this Agreement and no Person is entitled to any fee or commission or like payment from Seller in respect thereof.

(h) No Other Representations and Warranties. Except for the representations and warranties contained in this Article 4, none of the Seller, any of its affiliates or any other Person on its behalf, has made or makes any other express or implied guaranty, representation or warranty, either written or oral, on behalf of the Seller or the Company, including any representation or warranty as to the accuracy or completeness of any information regarding the Seller or the Company furnished or made available to Buyer or its representatives, further including any information, documents or materials delivered to or made available to Buyer in any form or as to the future revenue, profitability or success of the Company or any representation or warranty arising from statute or otherwise in law.

5. Buyer Representations and Warranties. Buyer represents and warrants to Seller, as of each of the Signing Date and the Closing Date, that:

(a) Organization. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Buyer has the corporate power to own its properties and to conduct its business as now being conducted. Buyer is duly qualified to do business and is in good standing in each jurisdiction where Buyer’s properties are owned or Buyer’s business is conducted.

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(b) Authority. Buyer has full and all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. Without limiting the generality of the foregoing, Buyer has duly authorized the execution, delivery, and performance of this Agreement by Buyer. Assuming due authorization, execution and delivery by the Seller, this Agreement shall constitute the valid and legally binding obligation of Buyer, enforceable in accordance with its terms and conditions, except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and by general equitable principles.

(c) No Consents, Approvals, Violations or Breaches. Neither the execution and delivery of this Agreement by Buyer, nor the consummation by Buyer of the transactions contemplated hereby, will (i) require any consent, approval, authorization or permit of, or filing, registration or qualification with or prior notification to, any governmental or regulatory authority under any law of the United States, any state or any political subdivision thereof applicable to Buyer, (ii) violate any statute, law, ordinance, rule or regulation of the United States, any state or any political subdivision thereof, or any Order applicable to Buyer, any of its properties or assets, the violation of which would have a material adverse effect upon Buyer or any provision of any of the organizational documents of Buyer, or (iii) violate, conflict with, or result in a breach of any provisions of, or constitute a default (or any event which, with or without due notice or lapse of time or both would constitute a default) under, or result in the termination of, or accelerate the performance required by, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Buyer is a party or by which Buyer or any of its properties or assets may be bound which would have a material adverse effect upon Buyer.

(d) Legal Proceedings. There are no judicial, administrative or arbitral actions, suits, proceedings (public or private) or governmental proceedings pending or, to the knowledge of Buyer, threatened against Buyer or any of its assets or properties which could reasonably be expected to result in the issuance of an Order restraining, enjoining or otherwise prohibiting or making illegal the performance of any of Buyer’s obligations contemplated by this Agreement.

(e) Broker. No Person has acted, directly or indirectly, as a broker, finder or financial advisor for Buyer in connection with the transactions contemplated in this Agreement and no Person is entitled to any fee or commission or like payment from Buyer in respect thereof.

(f) Investment. The Shares are being acquired by Buyer for investment only and not with a view to, or offer or sale in connection with, any public distribution thereof. Buyer acknowledges that the Shares have not been registered under any federal or state securities or “blue sky” Laws and may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act of 1933, as amended (the “Securities Act”), and any comparable applicable state or foreign law, except pursuant to an exemption from such registration available under the Securities Act (and such comparable state or foreign law). Buyer is (1) an “accredited investor” (as such term is defined in Rule 501 of Regulation D of the Securities Act), (2) able to bear the economic risk of holding the Shares for an indefinite period (including total loss of its investment), and (3) has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risk of its investment.

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(g) Solvency. Buyer has (or will have as of the Closing Date) sufficient cash on hand or other sources of immediately available funds to enable it to make payment of the Purchase Price and consummate the transactions contemplated by this Agreement. Immediately after giving effect to the transactions contemplated hereby, each of Buyer and its subsidiaries, shall be solvent and shall (i) be able to pay its debts as they become due; (ii) own property that has a fair saleable value greater than the amounts required to pay its debts (including a reasonable estimate of the amount of all contingent liabilities); and (iii) have adequate capital to carry on its business. Buyer is neither transferring any property nor incurring any obligation in connection with the transactions contemplated by this Agreement with the intent to hinder, delay or defraud either present or future creditors of any of (i) Buyer or any of its subsidiaries, (ii) Seller or (iii) the Company. In connection with the transactions contemplated hereby, Buyer has not incurred, nor plans to incur, debts beyond its ability to pay as they become absolute and matured.

(h) Independent Investigation. Buyer has conducted its own independent investigation, review and analysis of the business, its results of operations, prospects, condition (financial or otherwise) or assets of the Company, and acknowledges that it has been provided adequate access to the personnel, properties, assets, premises, books and records, and other documents and data of Seller and the Company for such purpose. Buyer acknowledges and agrees that (i) in making its decision to enter this Agreement and to consummate the transactions contemplated hereby, Buyer has relied solely upon its own investigation and express representations and warranties of Seller set forth in Article 4 of this Agreement, and (ii) none of Seller, any of its Affiliates or any other Person has made any representation or warranty as to the Seller (or the Company under this Agreement), except as expressly set forth in Article 4 of this Agreement.

(i) No Other Representations and Warranties. Except for the representations and warranties contained in this Article 5, none of the Buyer, any of its affiliates or any other Person on its behalf, has made or makes any other express or implied guaranty, representation or warranty, either written or oral, on behalf of the Buyer, including any representation or warranty as to the accuracy or completeness of any information regarding the Buyer furnished or made available to Seller or its representatives, further including any information, documents or materials delivered to or made available to Seller in any form or any representation or warranty arising from statute or otherwise in law.

6. Director and Officer Indemnification and Insurance.

(a) Buyer agrees that all rights to indemnification, advancement of expenses and exculpation by the Company now existing in favor of each of Jason Conley and Jeff Weiner (collectively, “Seller Prior Board Members”), in their capacity as directors of the board of directors of the Company prior to the Closing Date, as provided in the Governing Instruments of the Company, in each case as in effect on the date of this Agreement, or pursuant to any other agreements in effect on the date hereof, shall survive the Closing Date and shall continue in full force and effect in accordance with their respective terms.

(b) In the event Buyer, the Company or any of their respective successors or permitted assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in either such case, proper provision shall be made so that the successors and assigns of Buyer or the Company, as the case may be, shall assume all of the obligations set forth in this Article 6.

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7. Indemnification.

(a) Indemnification of Buyer. Subject to the terms and limitations in this Article 7, as of and after the Closing, Seller agrees to indemnify and hold harmless Buyer and each of its directors, officers, employees, stockholders, attorneys and agents (the “Buyer Indemnitees”), against and in respect of any and all out-of-pocket loss, cost, payments, demand, penalty, forfeiture, expense, liability, judgment, deficiency or damage, and diminution in value or claim (including actual costs of investigation and attorneys’ fees and other costs and expenses) (all of the foregoing collectively, “Losses”) incurred or sustained by any Buyer Indemnitee as a result of or in connection with any breach, inaccuracy or nonfulfillment or the alleged breach, inaccuracy or nonfulfillment of any of the representations, warranties and covenants of Seller contained herein.

(b) Indemnification of Seller. Subject to the terms and limitations in this Article 7, as of and after the Closing, Buyer agrees to indemnify and hold harmless Seller and each of its members, managers, officers, employees, attorneys and agents (the “Seller Indemnitees”) against and in respect of any Losses incurred or sustained by Seller Indemnitee as a result of or in connection with (i) any breach, inaccuracy or nonfulfillment or the alleged breach, inaccuracy or nonfulfillment of any of the representations, warranties and covenants of Buyer contained herein or (ii) the Assumed Liabilities. For purposes of this Agreement, “Assumed Liabilities” means, assuming the consummation of the Closing as contemplated hereunder, any and all Losses, arising out of, incurred in connection with or attributable to the ownership (direct or indirect) of the Shares at any time prior to, on or after the Closing; provided, however, that notwithstanding anything to the contrary in this definition, Assumed Liabilities shall exclude any Losses for which Seller has an indemnification obligation under Section 7(a) of this Agreement.

(c) Procedures.

(i) In the event that any Party shall claim that it is entitled to be indemnified pursuant to the terms of this Agreement, it (the “Claiming Party”) shall provide written notice of such claim (a “Claim Notice”) to the other Party against which the claim is made (the “Indemnifying Party”) as promptly as reasonably practicable after confirmation of the facts supporting the claim or receipt of a written notice of any claim of a third party (a “Third Party Claim”), that may reasonably be expected to result in a claim by such third party against the Party to which such notice is given, as the case may be. A Claim Notice shall describe the claim or Third Party Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Claiming Party. The omission or delay of any Claiming Party to provide a Claim Notice to any Indemnifying Party shall not relieve the Indemnifying Party from any liability, which it may have to such Claiming Party unless, and only to the extent that, such failure, omission or delay results in the forfeiture by the Indemnifying Party of substantive rights or defenses. Notwithstanding anything to the contrary in the foregoing, Seller shall not have any obligation to indemnify Buyer with respect to a matter if Buyer fails to deliver a Claim Notice for such matter before the expiration of the applicable survival period set forth in Section 7(f)(ii).

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(ii) The Indemnifying Party shall, upon receipt of written notice of a Third Party Claim and at its expense, defend such claim in its own name or, if necessary, in the name of the Claiming Party. The Claiming Party shall cooperate with and make available to the Indemnifying Party such assistance and materials as may be reasonably requested of the Claiming Party, and the Claiming Party shall have the right, at its expense, to participate in the defense of a Third Party Claim, subject to the Indemnifying Party’s right to control the defense thereof. The Indemnifying Party shall have the right to settle and compromise any such claim with respect to which it controls the defense (i) without the consent of the Claiming Party if it obtains an unconditional general release for the benefit of the Claiming Party, and (ii) with the consent of the Claiming Party, which consent shall not be unreasonably withheld in all other circumstances. In the event the Indemnifying Party shall fail or not have the right to assume the defense required hereunder, or shall notify the Claiming Party that it shall refuse to conduct a defense against a Third Party Claim, then the Claiming Party shall have the right to conduct a defense against such claim and shall have the right to settle and compromise such claim without the consent of the Indemnifying Party. Once the amount of such claim is liquidated and the claim is finally determined, the Claiming Party shall be entitled to pursue each and every remedy available to it at law or in equity to enforce the indemnification provisions of this Agreement.

(d) Payment of Indemnification. Any payments by Seller to a Buyer Indemnitee will be treated by the Parties as an adjustment to the Purchase Price for tax purposes, unless otherwise required by applicable law.

(e) Survival of Covenants and Indemnification Obligations. (i) None of the covenants of each of Seller and Buyer set forth in this Agreement shall survive the Closing Date other than those which by their terms contemplate performance after the Closing Date, and each such other surviving covenants shall survive the Closing for the period contemplated by its terms, and (ii) the representations and warranties of each of Seller and Buyer set forth in this Agreement shall survive the Closing until the eighteen (18) month anniversary of the Closing, except in the case of certain representations and warranties of Seller and Buyer that survive the Closing indefinitely as set forth in Section 7(f)(ii). The indemnification to which any Claiming Party is entitled from the Indemnifying Party pursuant to Section 7(a) or Section 7(b) for Losses shall be effective so long as it is asserted prior the expiration of the applicable survival period for such matter.

(f) Certain Limitations. Notwithstanding anything to the contrary in this Article 7:

(i) The total payments made by Seller to Buyer Indemnitees with respect to Losses shall not exceed the Purchase Price actually paid to Seller.

(ii) The representations and warranties of Seller and Buyer shall survive until the eighteen (18) month anniversary of the Closing; provided, that, notwithstanding anything to the contrary in the foregoing, with respect to (A) the representations and warranties of Seller set forth in each of Section 4(a) (Organization), Section 4(b) (Authority), Section 4(c) (Ownership of the Shares), and Section 4(h) (No Other Representations and Warranties) shall survive the Closing indefinitely, and (B) the representations and warranties of Buyer set forth in each of Section 5(a) (Organization), Section 5(b) (Authority), Section 5(f) (Investment), Section 5(g) (Solvency), Section 5(h) (Independent Investigation) and Section 5(i) (No Other Representations and Warranties), shall survive the Closing indefinitely.

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(iii) Payments made by an Indemnifying Party pursuant to Section 7(a) or Section 7(b) in respect of any Losses shall be limited to the amount of any liability or damage that remains after deducting therefrom any insurance proceeds and any indemnity, contribution or other similar payment actually received by the Claiming Party in respect of any such claim. The Claiming Party shall use its commercially reasonable efforts to recover under insurance policies or indemnity, contribution or other similar agreements for any losses prior to seeking indemnification under this Agreement.

(iv) In no event shall any Indemnifying Party be liable to any Claiming Party for any punitive, incidental, consequential, special or indirect damages, including lost profits, loss of future revenue or income, loss of business reputation or opportunity relating to the breach or alleged breach of this Agreement, or diminution of value or any damages based on any type of multiple (other than indemnification for amounts paid or payable to third parties in respect of any Third Party Claim for which indemnification hereunder is otherwise required).

(v) In no event shall either Buyer, on the one hand, or Seller, on the other hand, be entitled to duplicate compensation with respect to any claims or any breach of representation, warranty or covenants herein asserted under the terms of this Agreement, even though such claim or breach may be addressed by more than one provision of this Agreement.

(vi) Seller shall not be liable under this Article 7 for any Losses based upon or arising out of any inaccuracy in or breach of any of the representations or warranties of Seller contained in this Agreement if Buyer had actual knowledge of such inaccuracy or breach prior to the Closing.

(g) Exclusive Remedies. Subject to Article 17, each of the Parties acknowledges and agrees that their sole and exclusive remedy with respect to any and all claims (other than claims arising from Fraud on the part of a Party in connection with the transactions contemplated by this Agreement) for any breach of any representation, warranty or covenant set forth herein or otherwise relating to the subject matter of this Agreement, shall be pursuant to the indemnification provisions set forth in this Article 7. “Fraud” means actual Delaware common law fraud committed by a Party to this Agreement with the intent to deceive with respect to the representations and warranties made by such Party in Section 4 or Section 5 of this Agreement, as the case may be, and upon which such other Party has reasonably relied (and does not include any fraud claim based on constructive knowledge, equitable fraud, negligent misrepresentation, recklessness or a similar theory). In furtherance of the foregoing, each Party hereby waives, to the fullest extent permitted under applicable law, any and all rights, claims and causes of action for any breach of any representation, warranty or covenant set forth herein or otherwise relating to the subject matter of this Agreement it may have against the other Party and their affiliates and each of their respective representatives arising under or based upon any applicable law, except pursuant to the indemnification provisions set forth in this Article 7. Nothing in this Article 7 shall limit any Person’s right to seek and obtain any equitable relief to which any Person shall be entitled pursuant to Article 17 or to seek any remedy on account of Fraud by any Party.

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8. Termination.

(a) This Agreement may be terminated at any time prior to the Closing:

(i) by the mutual written consent of Seller and Buyer;

(ii) by Buyer by written notice to Seller if Buyer is not then in material breach of any provision of this Agreement and there has been a breach, inaccuracy in or failure to perform any representation, warranty, or covenant made by Seller pursuant to this Agreement that would give rise to the failure of any of the conditions specified in Article 9 and such breach, inaccuracy or failure has not been cured by Seller within ten days of Seller’s receipt of written notice of such breach from Buyer, unless such failure shall be due to the failure of Buyer to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it prior to the Closing;

(iii) by Seller by written notice to Buyer if Seller is not then in material breach of any provision of this Agreement and there has been a breach, inaccuracy in or failure to perform any representation, warranty, or covenant made by Buyer pursuant to this Agreement that would give rise to the failure of any of the conditions specified in Article 10 and such breach, inaccuracy or failure has not been cured by Buyer within ten days of Buyer’s receipt of written notice of such breach from Seller, unless such failure shall be due to the failure of Seller to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it prior to the Closing;

(iv) by Buyer or Seller in the event that there shall be any law that makes consummation of the transactions contemplated by this Agreement illegal or otherwise prohibited or any Order restraining or enjoining the transactions contemplated by this Agreement; or

(v) by Seller, if the Closing shall not have occurred on or before October 30, 2020.

(b) In the event of the termination of this Agreement in accordance with Section 8(a), (i) this Agreement shall forthwith become void, (ii) neither Party shall have any right or remedy against the other Party as a result of such termination and (iii) there shall be no liability on the part of any Party to the other Party, except, in each case, (1) as set forth in this Article 8 and Article 12 hereof; and (2) that nothing herein shall relieve any Party from liability for any willful breach of any provision hereof.

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9. Conditions to Buyer’s Obligations. The obligations of Buyer under this Agreement to close the transactions contemplated hereunder as of the Closing shall be subject to the satisfaction, or waiver by Buyer, of each of the following conditions:

(a) The representations and warranties of Seller contained in Article 4 shall be true and correct in all respects as of the Closing Date with the same effect as through made at and as of such date (except those representations and warranties that address matters only as of a specified date, which shall be true and correct in all respects as of that specified date);

(b) Seller shall have performed and complied in all material respects with all covenants, agreements, obligations and conditions required by this Agreement to be performed or complied with by Seller on or prior to the Closing Date;

(c) No Order shall have been issued which is in effect and has the effect of making the transactions contemplated by this Agreement illegal or otherwise restraining or prohibiting consummation of such transactions;

(d) Seller shall have delivered to Buyer the executed documents as provided in Section 3(b), and to the extent applicable, in the forms attached as Exhibits hereto; and

(e) Buyer shall be reasonably satisfied that the Waiver and Consent Agreement has been duly authorized, delivered and executed by each of the parties to the Investors Agreement.

10. Conditions to Seller’s Obligations. The obligations of Seller under this Agreement to close the transactions contemplated hereunder as of the Closing shall be subject to the satisfaction, or waiver by Seller, of each of the following conditions:

(a) The representations and warranties of Buyer contained in Article 5 shall be true and correct in all respects as of the Closing Date with the same effect as through made at and as of such date (except those representations and warranties that address matters only as of a specified date, which shall be true and correct in all respects as of that specified date);

(b) Buyer shall have performed and complied in all material respects with all covenants, agreements, obligations and conditions required by this Agreement to be performed or complied with by Buyer on or prior to the Closing Date;

(c) No Order shall have been issued which is in effect and has the effect of making the transactions contemplated by this Agreement illegal or otherwise restraining or prohibiting consummation of such transactions;

(d) Buyer shall have delivered to Seller the executed documents as provided in Section 3(c), and to the extent applicable, in the forms attached as Exhibits hereto; and

(e) Seller shall be reasonably satisfied that each of (i) the Waiver and Consent Agreement, and (ii) the Reciprocal Release, has been duly authorized, delivered and executed by each of the other parties thereto.

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11. CERTAIN DISCLAIMERS. NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY AND EXCEPT FOR THOSE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN ARTICLE 4 AND ARTICLE 5, IT IS THE EXPLICIT INTENT OF EACH OF THE PARTIES, AND THE PARTIES HEREBY AGREE, THAT NEITHER PARTY, NOR ANY OF ITS AFFILIATES NOR ANY OF ITS REPRESENTATIVES HAVE MADE OR ARE MAKING ANY GUARANTY, REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WHETHER AT LAW OR IN EQUITY, WRITTEN OR ORAL WITH RESPECT TO (I) SELLER, ITS AFFILIATES OR ITS REPRESENTATIVES, THE SHARES, THE COMPANY OR ANY OF THE ASSETS OR LIABILITIES OF THE COMPANY, (II) THE BUYER, ITS AFFILIATES OR REPRESENTATIVES, OR (III) THE ACCURACY OR COMPLETENESS OF THE INFORMATION, RECORDS, AND DATA (INCLUDING ANY ESTIMATES, PROJECTIONS OR OTHER FORECASTS OR PLANS RELATING THERETO) DELIVERED OR MADE AVAILABLE TO A PARTY OR ITS REPRESENTATIVES) IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT (INCLUDING ANY DESCRIPTION OF THE COMPANY OR ANY OF THE ASSETS OR LIABILITIES OF THE COMPANY, OR ANY OTHER INFORMATION FURNISHED OR DISCLOSED TO A PARTY OR ITS REPRESENTATIVES BY THE PARTY, ITS AFFILIATES OR ITS REPRESENTATIVES) AND ANY SUCH OTHER PURPORTED REPRESENTATIONS OR WARRANTIES ARE HEREBY EXPRESSLY DISCLAIMED. THE PROVISIONS CONTAINED IN THIS AGREEMENT ARE THE RESULT OF EXTENSIVE NEGOTIATIONS AMONG THE BUYER AND THE SELLER AND, EXCEPT AS EXPRESSLY SET FORTH IN ARTICLE 4 AND ARTICLE 5, NO OTHER ASSURANCES, REPRESENTATIONS OR WARRANTIES ABOUT THE QUALITY, CONDITION, OR STATE OF THE SHARES, THE COMPANY OR ANY OF THE ASSETS OR LIABILITIES OF, THE COMPANY ARE OR WERE MADE BY SELLER, ITS AFFILIATES OR ITS REPRESENTATIVES IN THE INDUCEMENT THEREOF. BUYER ACKNOWLEDGES AND AGREES (I) IT HAS NOT EXECUTED OR AUTHORIZED THE EXECUTION OF THIS AGREEMENT IN RELIANCE UPON ANY SUCH PROMISE, GUARANTY, REPRESENTATION OR WARRANTY NOT EXPRESSLY SET FORTH HEREIN AND (II) IT TAKES FULL RESPONSIBILITY FOR MAKING ITS OWN EVALUATION AS TO THE ADEQUACY AND ACCURACY OF ANY ESTIMATES, PROJECTIONS AND FORECASTS RELATING TO THE SHARES, THE COMPANY AND ANY ASSETS OR LIABILITIES OF THE COMPANY.

12. Expenses. Except as otherwise expressly provided herein, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such costs and expenses.

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13. Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Article 13):

If to Seller, to:

c/o CW Merchandize Liquidators, LLC

4100 Island Boulevard, #1804

Aventura, FL 33160

Attention: Jeff Weiner and Jason Conley

Email: dogprivate29@yahoo.com

Email: jconley@weiconcapital.com

with a copy (which shall not constitute notice) to:

Hunton Andrews Kurth LLP

600 Travis St., Suite 4200

Houston, Texas 77002

Attention: Jordan Hirsch

Email: jordanhirsch@HuntonAK.com

If to Buyer, to:

Eric Blue

Bridgeway National Corp.

1015 15th Street NW, Suite 1030

Washington, DC 20005

Attention: Eric Blue

eric.blue@bridgewaynational.com

with a copy (which shall not constitute notice) to:

Loeb & Loeb LLP

345 Park Avenue

New York, NY 10154

Attention: Ronelle Porter

Email: rporter@loeb.com

14. Interpretation. For purposes of this Agreement: (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole; and (d) all references to “$,” “Dollars” and “dollars” in this Agreement are to United States dollars. Unless the context otherwise requires, references herein: (i) to Articles, Sections and Exhibits mean the Articles and Sections of, and Exhibits attached to, this Agreement; (ii) to an agreement, instrument or other document means such agreement instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof; and (iii) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The Exhibits referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein.

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15. Severability. Whenever possible, each provision or part thereof of this Agreement shall be interpreted in such manner as to be valid and effective under applicable law, but in the event that any part of this Agreement is declared by any court or other judicial or administrative body of competent jurisdiction to be null, void, illegal or unenforceable, said provision shall survive to the extent it is not so declared, and all of the other provisions or parts thereof of this Agreement shall remain in full force and effect, and any such null, void, illegal or unenforceable provision or part thereof shall be reformed to the minimum extent required to render such provision or part thereof valid, legal and enforceable and in a manner so as to preserve the economic and legal substance of the transactions contemplated by this Agreement to the fullest extent permitted by applicable law.

16. No Third Party Beneficiary. Except as provided in Article 6 or Article 7, this Agreement is for the sole benefit of the Parties and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

17. Specific Performance. Each of the Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and monetary damages may not be a sufficient remedy. Accordingly, each of the Parties agrees that the Parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity.

18. Further Assurances. Following the Closing, each of the Parties shall, and shall cause their respective affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances, and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.

19. Entire Agreement. This Agreement constitutes the entire understanding of the parties relating to the subject matter hereof and supersedes all prior agreements and understandings, whether oral or written.

20. No Waiver. The waiver by any Party of the breach of any of the terms and conditions of, or any right under, this Agreement shall not be deemed to constitute the waiver of any other breach of the same or any other term or condition or of any similar right. No such waiver shall be binding or effective unless expressed in writing and signed by each Party.

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21. Benefit; Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. Neither Party may assign its rights or obligations hereunder without the prior written consent of the other Party, which shall not be unreasonably withheld or delayed. No assignment shall relieve the assigning Party of any of its obligations hereunder. In the event Buyer or any subsequent (direct or indirect) assignee of Buyer assigns this Agreement or any of its rights or interests under Article 7 of this Agreement to a third party pursuant to the terms hereof, Buyer or its subsequent assignee, as applicable, shall no longer have any rights to make a claim for indemnification under Article 7 following such assignment. Any purported assignment in violation of this Article 21 shall be voidable at the option of the non-assigning Party.

22. Governing Law; Consent to Jurisdiction; WAIVER OF JURY TRIAL.

(a) This Agreement, and any claim, counter-claim, controversy or dispute arising under or in connection with this Agreement, shall be governed by and construed in accordance with the laws of the State of Delaware without regard to any conflict or choice of laws principles that may direct application of laws of another jurisdiction.

(b) Each of the Parties irrevocably elects as the sole judicial forum for the adjudication of any matters arising under or in connection with this Agreement, and consent to the jurisdiction of, the courts of the State of Delaware or the United States of America in the State of Delaware.

(c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS ARTICLE 22.

23. Acknowledgement and Waiver of Post-Closing Attorney-Client Privilege. Each of the Parties acknowledges that Seller has retained Hunton Andrews Kurth LLP (“HAK”) to act as its counsel in connection with the transactions contemplated hereby and that HAK has not acted as counsel for any other Person in connection with the transactions contemplated hereby for conflict of interest or any other purposes. The Buyer agrees that any attorney-client privilege and the expectation of client confidence attaching as a result of HAK’s representation of Seller or any of its affiliates related to the preparation for, and negotiation and consummation of, the transactions contemplated by this Agreement, including all communications among HAK and Seller or its affiliates in preparation for, and negotiation and consummation of, the transactions contemplated by this Agreement (collectively “Deal Communications”), shall survive the Closing and shall be deemed to be retained and owned collectively by Seller, shall be controlled by Seller and shall not pass to or be claimed by the Buyer or the Company, without Seller’s prior written consent, which may be withheld in its sole discretion. Buyer hereby releases any of its rights and interests to and in the Deal Communications, and neither Buyer nor the Company shall have access to any Deal Communications, unless approved by such Seller in its sole discretion. Buyer agrees that, notwithstanding any current or prior representation of Seller by HAK, HAK shall be allowed to represent Seller and any of their respective affiliates in any matters and disputes adverse to any of the Buyer or the Company that either is existing on the date hereof or arises in the future and relates to this Agreement and the transactions contemplated hereby, and Buyer hereby waives any conflicts or claim of privilege that may arise in connection with such representation. Further, Buyer agrees that, in the event that a dispute arises after Closing between Buyer or its affiliates, on the one hand, and Seller or any of its affiliates, HAK may represent Seller or any of its affiliates in such dispute even though the interests of such Seller or its respective affiliates may be directly adverse to Buyer or any of their respective affiliates.

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24. Non-Recourse. This Agreement may only be enforced against, and any claim, action, suit or other legal proceeding based upon, arising out of, or related to this Agreement, or the negotiation, execution or performance of this Agreement, may only be brought against the entities that are expressly named as Parties and then only with respect to the specific obligations set forth herein with respect to such Party. No past, present or future director, officer, employee, incorporator, manager, member, partner, stockholder, affiliate, agent, attorney or other representative of any Party or of any affiliate of any Party, or any of their successors or permitted assigns, shall have any liability for any obligations or liabilities of any Party under this Agreement or for any claim or dispute based on, in respect of or by reason of the transactions contemplated hereby.

25. Amendments and Modification. This Agreement may not be amended or supplemented at any time unless by a writing executed by both of the Parties.

26. Headings. The headings in this Agreement are solely for convenience or reference and shall not affect its interpretation.

27. Counterparts; Facsimile. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. This Agreement or any counterpart may be executed via facsimile or other electronic transmission (including portable document format (*pdf)), and any such executed facsimile or electronic copy shall be treated as an original.

28. Time of Essence. With regard to all rights and obligations of the Parties and all dates and time periods set forth or referred to in this Agreement, time is of the essence.

[Signature Page Follows]

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IN WITNESS WHEREOF, this Agreement has been signed by the parties on the day and year first above written.

SELLER:

CW Merchandize Liquidators, LLC

By:
Name:
Title:

BUYER:

Bridgeway National Corp.

By:
Name:
Title:

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Execution Version

EXHIBIT A

WAIVER AND CONSENT AGREEMENT

Execution Version

EXHIBIT B

RELEASE